PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                                 Six Months Ended
                                                                     June 30,
                                                           -----------------------------
                                                               2004            2003
                                                           -------------    ------------

Net income...........................................         $ 161,427      $ 160,936
     Add:  Minority interest in income...............            30,377         21,438
     Less:  Minority interests in income which do not
        have fixed charges...........................            (8,416)        (6,444)
                                                           -------------    ------------
Adjusted net income..................................           183,388        175,930
     Interest expense................................               100            825
                                                           -------------    ------------
Total earnings available to cover fixed charges......         $ 183,488      $ 176,755
                                                           =============    ============

 Total fixed charges - interest expense (including
   capitalized interest).............................         $   2,137      $   3,800
                                                           =============    ============
Cumulative Preferred Stock dividends.................         $  76,822      $  72,721
Preferred partnership unit distributions.............            19,731         13,453
                                                           -------------    ------------
Total preferred distributions, prior to EITF Topic D-42          96,553         86,174
     Allocations pursuant to EITF Topic D-42                      5,786          3,397
                                                           -------------    ------------
Total preferred distributions, including EITF Topic D-42      $ 102,339      $  89,571
                                                           =============    ============
Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............         $  98,690      $  89,974
                                                           =============    ============
Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............         $ 104,476      $  93,371
                                                           =============    ============
 Ratio of earnings to fixed charges..................            85.86x         46.51x
                                                           =============    ============
 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.             1.86x          1.96x
                                                           =============    ============
 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42             1.76x          1.89x
                                                           =============    ============

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES





                                                                                  For the Year Ended December 31,
                                                           ------------------------------------------------------------------------
                                                               2003          2002           2001           2000            1999
                                                           ------------  ------------   -------------  ------------    ------------
                                                               (amounts in thousands, except ratios)
Net income...........................................        $ 336,653     $ 318,738      $ 324,208      $ 297,088       $ 287,885
     Add:  Minority interest in income...............           43,703        44,087         46,015         38,356          16,006
     Less:  Minority interests in income which do not
        have fixed charges...........................          (13,610)      (14,307)       (11,243)       (10,549)        (13,362)
                                                           ------------  ------------   -------------  ------------    ------------
Adjusted net income..................................          366,746       348,518        358,980        324,895         290,529
     Interest expense................................            1,121         3,809          3,227          3,293           7,971
                                                           ------------  ------------   -------------  ------------    ------------
Total earnings available to cover fixed charges......        $ 367,867     $ 352,327      $ 362,207      $ 328,188       $ 298,500
                                                           ============  ============   =============  ============    ============

 Total fixed charges - interest expense (including
   capitalized interest).............................        $   7,131     $  10,322      $  12,219      $  13,071       $  12,480
                                                           ============  ============   =============  ============    ============
Cumulative Preferred Stock dividends.................        $ 146,196     $ 148,926      $ 117,979      $ 100,138       $  94,793
Preferred partnership unit distributions.............           26,906        26,906         31,737         24,859               -
                                                           ------------  ------------   -------------  ------------    ------------
Total preferred distributions, prior to EITF Topic D-42        173,102       175,832        149,716        124,997          94,793
     Allocations pursuant to EITF Topic D-42                     7,120         6,888         14,835              -               -
                                                           ------------  ------------   -------------  ------------    ------------
Total preferred distributions, including EITF Topic D-42     $ 180,222     $ 182,720      $ 164,551      $ 124,997       $  94,793
                                                           ============  ============   =============  ============    ============
Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............        $ 180,233     $ 186,154      $ 161,935      $ 138,068       $ 107,273
                                                           ============  ============   =============  ============    ============
Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............        $ 187,353     $ 193,042      $ 176,770      $ 138,068       $ 107,273
                                                           ============  ============   =============  ============    ============
 Ratio of earnings to fixed charges..................           51.59x        34.13x         29.64x         25.11x          23.92x
                                                           ============  ============   =============  ============    ============
 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.            2.04x         1.89x          2.24x          2.38x           2.78x
                                                           ============  ============   =============  ============    ============
 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42            1.96x         1.83x          2.05x          2.38x           2.78x
                                                           ============  ============   =============  ============    ============


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):


                                                                            Six Months Ended
                                                                                  June 30,
                                                                         --------------------------
                                                                             2004          2003
                                                                         -------------  -----------


Net income...........................................................      $ 161,427     $ 160,936
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................              -           (10)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................          1,017          (453)
     Add:  Depreciation and amortization.............................         91,815        91,048
     Less:  Depreciation allocable to minority interests.............         (3,294)       (3,233)
     Add:  Depreciation included in equity in earnings of real estate         16,534        13,138
        entities.....................................................
     Add:  Depreciation and amortization included in discontinued                 99         1,428
        operations...................................................
     Add:  Minority interest - preferred.............................         21,794        13,453
     Add:  Interest expense..........................................            100           825
                                                                        -------------  -----------
EBITDA available to cover fixed charges..............................      $ 289,492     $ 277,132
                                                                        =============  ===========

 Total fixed charges - interest expense (including capitalized
   interest).........................................................      $   2,137     $   3,800

Cumulative Preferred Stock dividends.................................      $  76,822     $  72,721
Preferred partnership unit distributions.............................         19,731        13,453
                                                                        -------------  -----------
Total preferred distributions, prior to EITF Topic D-42..............         96,553        86,174
     Allocations pursuant to EITF Topic D-42.........................          5,786         3,397
                                                                        -------------  -----------
Total preferred distributions, including EITF Topic D-42.............      $ 102,339     $  89,571
                                                                        =============  ===========
Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................      $  98,690     $  89,974
                                                                        =============  ===========
Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................      $ 104,476     $  93,371
                                                                        =============  ===========
 Ratio of earnings to fixed charges..................................         135.47x       72.93x
                                                                        =============  ===========
 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................           2.93x        3.08x
                                                                        =============  ===========
 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................           2.77x        2.97x
                                                                        =============  ===========



                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):



                                                                                          For the Year Ended December 31,
                                                                       -------------------------------------------------------------
                                                                           2003          2002        2001         2000       1999
                                                                       -----------   ----------   ----------   ---------- ----------
                                                                                   (amounts in thousands, except ratios)

Net income...........................................................   $ 336,653    $ 318,738    $ 324,208    $ 297,088  $ 287,885
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................      (5,378)       2,541       (4,091)        (576)    (2,154)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................        (187)      (3,737)           -       (3,210)         -
     Add:  Depreciation and amortization.............................     185,566      177,863      164,790      147,392    136,576
     Less:  Depreciation allocable to minority interests.............      (6,328)      (8,087)      (7,847)      (7,138)    (9,294)
     Add:  Depreciation included in equity in earnings of real estate      27,753       27,078       25,096       21,825     19,721
        entities.....................................................
     Add:  Depreciation and amortization included in discontinued           2,437        3,785        3,271        1,575      1,143
        operations...................................................
     Add:  Minority interest - preferred.............................      26,906       26,906       31,737       24,859           -
     Add:  Interest expense..........................................       1,121        3,809        3,227        3,293      7,971
                                                                       -----------   ----------   ----------   ---------- ----------
EBITDA available to cover fixed charges..............................   $ 568,543    $ 548,896    $ 540,391    $ 485,108  $ 441,848
                                                                       ===========   ==========   ==========   ========== ==========

 Total fixed charges - interest expense (including capitalized
   interest).........................................................   $   7,131    $  10,322    $  12,219    $  13,071  $  12,480

Cumulative Preferred Stock dividends.................................   $ 146,196    $ 148,926    $ 117,979    $ 100,138  $  94,793
Preferred partnership unit distributions.............................      26,906       26,906       31,737       24,859          -
                                                                       -----------   ----------   ----------   ---------- ----------
Total preferred distributions, prior to EITF Topic D-42..............     173,102      175,832      149,716      124,997     94,793
     Allocations pursuant to EITF Topic D-42.........................       7,120        6,888       14,835            -          -
                                                                       -----------   ----------   ----------   ---------- ----------
Total preferred distributions, including EITF Topic D-42.............   $ 180,222    $ 182,720    $ 164,551    $ 124,997  $  94,793
                                                                       ===========   ==========   ==========   ========== ==========
Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................   $ 180,233    $ 186,154    $ 161,935    $ 138,068  $ 107,273
                                                                       ===========   ==========   ==========   ========== ==========
Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................   $ 187,353    $ 193,042    $ 176,770    $ 138,068  $ 107,273
                                                                       ===========   ==========   ==========   ========== ==========
 Ratio of earnings to fixed charges..................................      79.73x       53.18x       44.23x       37.11x     35.40x
                                                                       ===========   ==========   ==========   ========== ==========
 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................       3.15x        2.95x        3.34x        3.51x      4.12x
                                                                       ===========   ==========   ==========   ========== ==========
 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................       3.03x        2.84x        3.06x        3.51x      4.12x
                                                                       ===========   ==========   ==========   ========== ==========


(a) EBITDA  represents   earnings  prior  to  interest,   taxes,   depreciation,
    amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12